Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Desert Hawk Gold Corp

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Desert Hawk Gold Corp filed February 10, 2011 of our report dated March 23, 2012, relating to the consolidated financial statements as of and for the year ended December 31, 2011 which appears in this Form 10-K.

Sincerely,

/s/ DeCoria, Maichel & Teague, P.S.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

March 23, 2012